EXHIBIT 99.1
newsrelease

R.H. Donnelley Contacts:	Dex Media Contacts:
Investors — Jim Gruskin	Investors — Brooke Martellaro
800/497-6329	866/545-2900
Media — Lara Travars	Media — Pat Nichols
919/297-1132	303/949-9672
R.H. DONNELLEY TO ACQUIRE DEX MEDIA
Creates Nation’s Third Largest Yellow Pages Company
Expands Local Commercial Search Platform
Combines Complementary Operating Strengths and Markets
CARY, NC and ENGLEWOOD, CO, October 3, 2005 — R.H. Donnelley Corporation (NYSE: RHD) and Dex Media, Inc. (NYSE: Dex), two leading yellow pages publishers and directional media companies, today announced that R.H. Donnelley has entered into a definitive agreement to acquire Dex Media.
Under the terms of the agreement, each Dex share will be exchanged for $12.30 in cash and 0.24154 RHD shares. In aggregate, current Dex shareholders will receive approximately $1,850 million in cash and 36.4 million RHD shares, for total equity consideration of approximately $4.2 billion. RHD will also assume Dex’s net debt outstanding, expected to be approximately $5.3 billion at year end 2005.
The combined company will be the third largest print and Internet directory publisher in the United States with pro forma annual revenues of over $2.7 billion. The company will operate coast-to-coast across 28 states with over 600 directories having a total circulation of 73 million, serving over 650,000 local and national advertisers.
Strong Strategic Fit
“We are thrilled to be joining with Dex Media. This combination will create a company with the scale, innovative products and services and proven business processes to lead our industry into the era of integrated local commercial search, encompassing both print and digital platforms,” said David C. Swanson, R.H. Donnelley’s Chairman and Chief Executive Officer. “Dex brings a proven marketing capability, a leading online operation and a track record for innovation that will allow us to accelerate our growth.
“I look forward to working with Dave to help grow this business,” said George Burnett, President and CEO of Dex Media. RHD adds a long history of excellence in sales and marketing execution that should improve operational performance across the combined company. Significantly larger combined scale and portfolio of diversified and rapidly growing markets creates a powerful platform to drive advertising growth and efficiency of operations.”

Other Terms
RHD has also agreed to repurchase the remaining outstanding convertible preferred stock issued upon completion of the Sprint Publishing and Advertising acquisition in January 2003 and held by investment partnerships affiliated with The Goldman Sachs Group, Inc. for approximately $337 million including accrued dividends. The preferred shares were convertible into approximately 5.2 million RHD common shares as of September 30, 2005. The Goldman Sachs affiliates have agreed to vote in favor of the transaction and their warrants will remain outstanding.
Upon completion of the transaction, current RHD and Dex shareholders will own approximately 47% and 53% of the combined company, respectively. The transaction is subject to approval from each company’s shareholders, regulatory approval and other closing conditions and is expected to close in the first quarter of 2006.
RHD and Dex will appoint 7 and 6 directors, respectively, to the 13 member board. Both Carlyle and Welsh, Carson, Anderson & Stowe, who collectively own 52% of Dex, have agreed to vote in favor of the transaction and will each appoint 1 of the Dex appointees to the board.
Name, Headquarters and Management
The combined company, to be named R.H. Donnelley Corporation, will be traded on the NYSE under the ticker symbol RHD and will continue to be headquartered in Cary, North Carolina. The combined company will be led by Dave Swanson as Chief Executive Officer, Peter McDonald as Chief Operating Officer and Steve Blondy as Chief Financial Officer. George Burnett will serve as Chairman of the Board of Directors.
Burnett commented, “Our complementary management groups and best practices will form what I believe to be a team and organization that is unsurpassed in the Yellow Pages industry and among the leaders in local commercial search.”
Swanson added, “I am very excited to work side-by-side with George and all of the talented employees at Dex. I’ve long admired his strategic leadership and know our company will benefit greatly from his vision and innovative marketing expertise.”
Integration Plans and Synergies
The two companies are developing integration plans that build on the cultural similarities and the best practices from each company. Swanson said, “We will approach integration in a manner that closely mirrors the process we employed in connection with the highly successful Sprint Publishing & Advertising acquisition.” In addition to significantly enhanced revenue opportunities, the combined company expects to generate cost savings of $50 million by the third year following the close of the transaction. The majority of the cost savings will be derived by eliminating redundant IT systems and corporate general and administrative functions.

Financing
J.P. Morgan Securities Inc. has provided commitments for approximately $10.4 billion for both the new financing and to support certain existing debt in the event any existing debt is refinanced.
Teleconference and Webcast Information
The management teams of both companies will host a conference call today at 10:00 a.m. ET (7:00 a.m. PT). You can participate by dialing 800-473-6123 (U.S.) or 973-582-2706 (outside U.S.) with conference call ID #6553874. The conference call will also be available via Webcast at www.rhd.com. For those unable to listen to the live conference call, a telephone replay will be available by dialing 877-519-4471 (U.S.) or 973-341-3080 (outside U.S.) with conference call ID #6553874. The telephone replay will be available beginning October 3, 2005 at 11:00 a.m. ET and run through October 10, 2005 at 11:59 p.m. ET. A slide presentation will also be available on each company’s investor relations Web site.
About R.H. Donnelley Corporation
R.H. Donnelley is a leading Yellow Pages publisher and Directional Media company. RHD publishes directories with total distribution of approximately 28 million serving approximately 260,000 local and national advertisers in 19 states. RHD publishes directories under the Sprint Yellow Pages® brand in 18 states with total distribution of approximately 18 million serving approximately 160,000 local and national advertisers, with major markets including Las Vegas, Nevada, and Orlando and Ft. Myers, Florida. In addition, RHD publishes directories under the SBC Yellow Pages brand in Illinois and Northwest Indiana with total distribution of approximately 10 million serving approximately 100,000 local and national advertisers. RHD also offers online city guides and search websites in its major Sprint Yellow Pages markets under the Best Red Yellow Pages® brand at www.bestredyp.com and in the Chicago area at www.chicagolandyp.com. For more information, please visit R.H. Donnelley at www.rhd.com.
About Dex Media, Inc.
Dex Media, Inc., is the leading provider of print directories and Internet-based local search for 14 Western and Midwestern states. As the official publisher for Qwest Communications International Inc., Dex published 44.5 million copies of 269 White and Yellow Page directories in 2004. Dex’s Internet-based directory, DexOnline.com™, has been the most used Internet Yellow Pages local search site in the Dex region for six consecutive quarters, with a share of the local search market that is more than the next two competitors combined. In 2004, Dex generated revenue of approximately $1.65 billion, excluding the effects of purchase accounting related to the acquisition of Dex Media West LLC.
Safe Harbor Provision
Certain statements contained in this press release regarding RHD’s future operating results or performance or business plans or prospects and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “planned,” “estimated,” “potential,” “goal,” “outlook,” and similar expressions, as they relate to RHD or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only RHD’s and Dex’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to RHD and Dex. Accordingly, the statements are subject to significant risks, uncertainties and contingencies which could cause RHD’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements. Such risks, uncertainties and contingencies include, but are not limited to, statements about the benefits of the merger between RHD and Dex, including future financial and operating results, RHD’s plans, objectives, expectations and intentions and other statements that are not historical facts.
The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (2) the failure of RHD and Dex stockholders to approve the merger; (3) the risk that the businesses will not be integrated successfully; (4) the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer to realize than expected; (5) disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; and (6) general economic conditions and consumer sentiment in our markets. Additional factors that could cause RHD’s and Dex’s results to differ materially from those described in the forward-looking statements are described in detail in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in RHD’s and Dex’s Annual Reports on Form 10-K for the year ended December 31, 2004, as well as RHD’s and Dex’s other periodic filings with the SEC that are available on the SEC’s internet site (http://www.sec.gov).
Additional Information and Where to Find It
Stockholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about RHD and Dex, without charge, at the SEC’s internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to RHD or Dex.
Interests of Participants
The respective directors and executive officers of RHD and Dex and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding RHD’s directors and executive officers is available in its proxy statement filed with the SEC by RHD on March 21, 2005, and information regarding Dex’s directors and executive officers is available in its proxy statement filed with the SEC by Dex on April 20, 2005. Copies of these documents can be obtained, without charge, by directing a request to RHD or Dex. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.